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                                                                   EXHIBIT 21
                                                                     (1997 10-K)


                       SUBSIDIARIES OF THE OILGEAR COMPANY


             NAME OF SUBSIDIARY               JURISDICTION IN WHICH INCORPORATED

Oilgear Towler GmbH                         Republic of Germany
Oilgear F.S.C., Inc.                        Virgin Islands
Oilgear Ltd.                                England
Oilgear Towler Ltd.                         England
Oilgear Towler S.A.                         France
Oilgear Towler S.A.                         Spain
Oilgear Towler S.r.l.                       Italy
Oilgear Towler Australia Pty. Ltd.          Australia
Oilgear Mexicana S.A. de C.V.               Mexico
Oilgear do Brazil Hydraulica Ltda.          Brazil
Oilgear Towler Korea Ltd.                   South Korea
Oilgear Canada Inc.                         Canada
Oilgear Towler Polyhydron Pvt. Ltd.         India
        (51% Joint Venture)
Oilgear Harman Pvt. Ltd.                    India
        (51% Joint Venture)